UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

FULLCIRCLE REGISTRY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-51918	87-0653761
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Alpine Drive, Shelbyville, Kentucky	40065
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 410-4500

________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Bylaws of FullCircle Registry, Inc. (the “Company”), the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of each such series.

In accordance with the powers granted to it under the Company’s Bylaws, the Board of Directors has designated a new class of preferred stock, the Class B Preferred Stock in connection with the Form S-1 Registration Statement of the Company, which was made effective June 22, 2010.

A copy of the Certificate of Designation of Class B Preferred Stock, which has been filed with the Secretary of State of the State of Nevada as of June 25, 2010 is attached hereto.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title

3.1	Certificate of Designation of Class B Preferred Stock of the Company, filed June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.
Dated: June 30, 2010	By	/s/ Norman L. Frohreich
Norman L. Frohreich
Its: President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Certificate of Designation of Class B Preferred Stock of the Company, filed June 25, 2010.